UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 27, 2007
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-33169 (Commission File Number)	41-1967918 (IRS Employer Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (e) On December 27, 2007, the compensation committee of our board of directors took various actions with respect to the compensation of our executive officers and on December 28, 2007, our board of directors took various actions with respect to the compensation of our non-employee directors. Details regarding such actions are set forth below.
     Executive Officer Compensation
     The compensation committee (1) adjusted annual base salaries for 2008, (2) granted stock options under our Amended and Restated 2006 Equity Incentive Plan, and (3) established a non-equity incentive plan for 2008.
     Adjustment of Annual Base Salaries
     Effective January 1, 2008, the annual base salaries of our executive officers were adjusted to the following levels:

Name and Position of Executive Officer	2008 Annual Base Salary
Jeffrey C. Mack Chairman, President, Chief Executive Officer and Director	$260,000
John A. Witham Executive Vice President and Chief Financial Officer	$190,000
Scott W. Koller Senior Vice President, Sales and Marketing	$185,000
Christopher F. Ebbert Executive Vice President and Chief Technology Officer	$180,000
Brian Anderson Vice President and Controller	$143,000
     Stock Option Awards
     Nonqualified stock options were awarded to executive officers under our Amended and Restated 2006 Equity Incentive Plan, as follows:

Name and Position of Executive Officer	Option Award
Jeffrey C. Mack Chairman, President, Chief Executive Officer and Director	120,000 shares
John A. Witham Executive Vice President and Chief Financial Officer	35,000 shares
Scott W. Koller Senior Vice President, Sales and Marketing	25,000 shares
Christopher F. Ebbert Executive Vice President and Chief Technology Officer	10,000 shares
Brian Anderson Vice President and Controller	15,000 shares
     Each option has a term of five years and may be exercised at the rate of 25% of the number of shares awarded thereunder on January 1, 2009 and an additional 25% of each award on the first day of January in 2010, 2011 and 2012. In accordance with the terms of the Amended and Restated 2006 Equity

Incentive Plan, the exercise price of each option is $2.80, representing the closing price of our common stock on the NASDAQ Global Market on December 27, 2007. We have previously filed the form of non-qualified stock option agreement used in connection with awards to executive officers under our Amended and Restated 2006 Equity Incentive Plan.
     Non-Equity Incentive Plan for 2008
     The committee established a non-equity incentive plan for 2008 under which our executive officers may be eligible for cash awards based 75% upon our 2008 revenue and 25% upon our 2008 gross margin. The following chart sets forth amounts that could be paid under our non-equity incentive plan for 2008. The threshold entries reflect the minimum dollar amount that would be paid for a certain level of performance under the plan. If such performance is not attained, dollar amounts will not be earned under the plan.

Name and Position of Executive
Officer	Threshold	Target	Maximum
Jeffrey C. Mack	$40,000	$200,000	$400,000
Chairman, President, Chief Executive Officer and Director
John A. Witham	$19,000	$95,000	$190,000
Executive Vice President and Chief Financial Officer
Scott W. Koller	$10,000	$50,000	$100,000
Senior Vice President, Sales and Marketing
Christopher F. Ebbert	$6,000	$30,000	$60,000
Executive Vice President and Chief Technology Officer
Brian Anderson	$10,000	$50,000	$100,000
Vice President and Controller
     Non-Employee Director Compensation
     On December 28, 2007, our board of directors took the following actions with respect to the cash and equity compensation of our non-employee directors.
     Cash Compensation
     Our board of directors (1) authorized $7,500 in annual compensation for the Lead Director and $3,500 annual compensation for each Committee Chair; and (2) authorized board and committee meeting fees for non-employee directors effective January 1, 2008 as follows: full board meetings ($1,000) and committee meetings ($750). Attendance at meetings on a telephonic basis and not in person with other members of the board or committee shall earn one-half the stated rate of compensation. For the purposes of earning the cash compensation for meeting attendance as set forth above, “attendance” shall not include attending a meeting that lasts for 15 minutes or less.
     Equity Compensation
     Our board of directors also awarded each non-employee director an option to purchase 10,000 shares of our common stock, under the Amended and Restated 2006 Equity Incentive Plan. Each option has a term of five years and may be exercised at the rate of 25% awarded thereunder on January 1, 2009 and an additional 25% of each award on the first day of January 2010, 2011 and 2012. In accordance with the terms of the Amended and Restated 2006 Equity Incentive Plan, the exercise price of each option is $2.82, representing the closing price of our common stock on the NASDAQ Global

Market on December 28, 2007. We have previously filed the form of non-qualified stock option agreement used in connection with awards to non-employee directors under our Amended and Restated 2006 Equity Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2007	Wireless Ronin Technologies, Inc.

	By:	/s/ John A. Witham

John A. Witham
Executive Vice President and
Chief Financial Officer